Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

AT THE COMPANY:
Deborah S. Lorenz
Vice President, Investor Relations &
Corporate Communications
925-249-4031
dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 15, 2002

         LIPID SCIENCES, INC. ANNOUNCES BOARD AND MANAGEMENT CHANGES

PLEASANTON, Calif., October 15, 2002—Lipid Sciences, Inc. (Nasdaq: LIPD), a development-stage biotechnology company engaged in the research and development of products for the treatment of major medical indications by removing lipids from plasma proteins, today announced several changes to its Board of Directors and management. Phil Radlick, Ph.D., has resigned as President and Chief Executive Officer and as a Director of the Company. Dr. Radlick will continue on as a consultant to the Company. In addition, Chairman Richard G. Babbitt and Board members S. Lewis Meyer, Ph.D., and Frank M. Placenti have been appointed to a newly created Executive Committee of the Board of Directors. Former Chairman Christopher A. Marlett also has resigned as a Director of the Company. The Board of Directors has commenced a search for new Director candidates.

The Company has retained an executive search firm to identify candidates for the position of President and Chief Executive Officer. Until a successor is found, Barry D. Michaels, Chief Financial Officer, and Marc Bellotti, Vice President, Product Development, will handle day-to-day management of the Company. The Executive Committee will serve as a resource to management.

“Both Phil Radlick and Chris Marlett made significant contributions in guiding Lipid Sciences and its technology through its gestation period and I thank them both for their service to the Company,” commented Mr. Babbitt. He continued, “We are now ready to move our unique technology of plasma delipidation to the next level of development in our quest to advance our viral and cardiovascular technology platforms. We have assembled a strong team to take Lipid Sciences and our novel technology to the next level of development. The contributions that Lew and Frank can make will prove invaluable as we continue to move forward in our mission to commercialize our products.”

Lipid Sciences, Inc. is a development-stage biotechnology company that is researching and developing products to treat major medical conditions, such as cardiovascular disease and HIV infection, in which lipids (fats) play a key role. The Company’s technologies are based on a patented process that selectively removes lipids from proteins in human blood without disrupting protein function. This process of lipid removal, known as plasma delipidation, potentially reverses the condition while enhancing the body’s natural ability to heal itself. The Company believes that this unique delipidation process has the potential for far-reaching implications for human health. It may reverse cardio- and cerebrovascular disease, as well as provide an effective therapeutic effect on many infectious agents, including the viruses that cause AIDS, Hepatitis B, Hepatitis C, and herpes.

Forward-Looking Statements
This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance as well as all other statements that are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release. Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition to those risk factors, other factors that could cause actual results to differ materially include the following: Our inability to obtain adequate funds; our inability to receive regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International; competition in our industry; failure to secure and enforce our intellectual property rights; our reliance on collaborations with strategic partners; risks associated with use of biological and hazardous materials; product liability claims; and economic downturn in the real estate market.